Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

700 South Flower Street Suite 500
Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

APACHE CORPORATION
(and the co-registrants listed on the next page)
(Exact name of obligor as specified in its charter)

Delaware (State of incorporation or organization)	95-3571558 (I.R.S. Employer Identification No.)

One Post Oak Central 2000 Post Oak Boulevard, Suite 100
Houston, Texas (Address of principal executive offices)	77056-4400 (Zip code)
DEBT SECURITIES
GUARANTEE OF DEBT SECURITIES OF APACHE FINANCE AUSTRALIA PTY LTD
GUARANTEE OF DEBT SECURITIES OF APACHE FINANCE CANADA CORPORATION
GUARANTEE OF DEBT SECURITIES OF APACHE FINANCE CANADA II CORPORATION
(Title of the indenture securities)
CO-REGISTRANTS

	State or Other Jurisdiction	I.R.S. Employer
Exact Name of Registrant	of Incorporation or	Identification
as Specified in Charter	Organization	Number
Apache Finance Australia Pty Ltd (ACN 104 261 261)	Australian Capital Territory	98-0397057
Apache Finance Canada Corporation	Nova Scotia	98-0216251
Apache Finance Canada II Corporation	Nova Scotia	98-0397056

Item 1. General Information.
Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
United States Department of the Treasury
Washington, D.C. 20219
Federal Reserve Bank of San Francisco
San Francisco, California 94105
Federal Deposit Insurance Corporation
Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise trust powers.
Item 2. Affiliation with the Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
The obligor is not an affiliate of the trustee.
Item 16. List of Exhibits.
List below all exhibits filed as a part of this statement of eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

Exhibit 1.	A copy of articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 2.	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of United States institutional trustees required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

Exhibit 7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 2nd day of April, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

EXHIBIT 7
(Page 1 of 2)

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
700 South Flower Street, Suite 500, Los Angeles, California 90017
and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2006, published in response to a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in
ASSETS	Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$10,020
Interest-bearing balances	0
Securities:
Held-to-maturity securities	56
Available-for-sale securities	64,801
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,900
Securities purchased under agreements to resell	40,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading Assets	0
Premises and fixed assets (including capitalized leases)	5,051
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Intangible assets:
Goodwill	889,415
Other intangible assets	277,086
Other assets	113,348

Total assets	$1,449,677

EXHIBIT 7
(Page 2 of 2)

LIABILITIES
Deposits:
In domestic offices	$2,517
Noninterest-bearing	2,517
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased .	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):	58,000
Subordinated notes and debentures	0
Other liabilities	127,233

Total liabilities	$187,750

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	139,524
Accumulated other comprehensive income	(117)
Other equity capital components	0
Total equity capital	1,261,927

Total liabilities, minority interest, and equity capital	$1,449,677

I, Karen Bayz, Vice President of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Karen Bayz, Vice President

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Michael K. Klugman, President
Frank Sulzberger, MD	Directors
Michael McFadden, MD